COMFORT SUM ESCROW AGREEMENT


      THIS COMFORT SUM ESCROW AGREEMENT (this "Escrow Agreement") made this 6th day of September, 1995, by and among NEW PLAN REALTY TRUST, a Massachusetts business trust (the "Purchaser"); HARBOR LANDING AP XI, L.P., a South Carolina limited partnership (the "Seller"); and COASTAL ABSTRACT SERVICE, INC. (the "Escrow Agent").

                              W I T N E S S E T H:

      WHEREAS, Purchaser and Seller have entered into a Contract to Purchase and Sell Property dated July 26, 1995 (the "Purchase Agreement") regarding the purchase and sale of Harbour Landing Apartments, located in Richland County, South Carolina (the "Property"); and

      WHEREAS, Seller has this date conveyed the Property to Purchaser; and

      WHEREAS, the Purchase Agreement provides for Escrow Agent to retain $75,000 (the "Comfort Sum") of the Purchase Prince in escrow, and

      WHEREAS, Purchaser and Seller are willing to have such earnest monies held by Escrow Agent on the terms set forth herein, and Escrow Agent is willing to do so.

      NOW, THEREFORE, the parties agree as follows:

      1.    Defined Terms:    All capitalized terms used in and not defined in
this Escrow Agreement shall have the same meaning as defined in the Purchase Agreement.

      2.    Escrowed Funds:

            (a) Escrow Agent shall hold the Comfort Sum in accordance with the Purchase Agreement (together with any interest accrued thereon, the "Escrowed Funds") in an interest-bearing account at a federally-insured institution and shall pay over or apply the Escrowed Funds in accordance with the terms of the Purchase Agreement.

            (b) In the event of a dispute over the Escrowed Funds, Escrow Agent shall have the right to deposit the Escrowed Funds with the Clerk of a court of competent jurisdiction. Escrow Agent shall give written notice of such deposit to Seller and Purchaser. Upon such deposit, Escrow Agent shall be relived and discharged of all further obligations and responsibilities hereunder.

            (c) Except as provided in Paragraph 2(d) below, Escrow Agent shall not transfer the Escrowed Funds to Seller unless Purchaser and Seller both authorize such transfer in writing.

            (d) If by September 6, 1996, Escrow Agent has received no notice from Purchaser that Purchaser has a claim pending against Seller, pursuant to the terms of the Agreement, then Escrow Agent shall release the Escrowed Funds to Seller and this Escrow Agreement shall be deemed terminated.

            (e) Escrow Agent may continue to hold the interest accrued on the Earnest Money Deposit in accordance with the terms of this Escrow Agreement, until the party entitled to receive such interest has provided Escrow Agent with an executed Internal Revenue Service Form W-9.

      3. Exculpation of Escrow Agent: Purchaser and Seller acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that Escrow Agent shall not be deemed to be the agent of either of them, and that Escrow Agent shall not be liable to either of them for any act or comission on its part unless take or suffered in bad faith, in willful disregard of this Agreement or involving gross negligence.

      4.    Expenses Incurred in Disputes:      All reasonable expenses,
disbursements and advances, including reasonable attorney's fees, incurred or made by Escrow Agent in connection with a dispute involving the Escrowed Funds and its obligations hereunder shall be paid by the losing party. There are no fees or other amounts payable to Escrow Agent for or in respect of its services or other duties under or in respect of this Escrow Agreement.

      5. Exculpatory Provision: This Escrow Agreement and all documents, agreements, understandings and arrangements relating to this transaction have been negotiated, executed and delivered on behalf of Purchaser by the trustees or officers thereof in their representative capacity under the Declaration of Trust of New Plan Realty Trust dated as of July 31, 1972 as amended, and not individually, or on behalf of Purchaser by its attorneys in their representative capacity, and not individually, and bind only the trust estate of Purchaser, and no trustee, officer, employee, agent or shareholder of Purchaser and no attorney for Purchaser shall be bound or held to any personal liability or responsibility in connection with the agreements, obligations and undertakings of Purchaser thereunder, and any person or entity dealing with Purchaser in connection therewith shall look solely to the trust estate for the payment of any claim or for the performance of any agreement, obligation or undertaking thereunder. Seller and Escrow Agent acknowledge and agree that each agreement and other document executed by Purchaser in accordance with or in respect of this transaction shall be deemed and treated to include in all respects and for all purposes the foregoing exculpatory provision.

      6.    Additional Conditions and Stipulation:

            (a) Escrow Agent shall not be responsible for any loss or delay occasioned by the closure or insolvency of the financial institution into which Escrow Agent deposited the Escrowed Funds.

            (b) Escrow Agent shall not be responsible for the dishonor of any check, money order, draft, negotiable instrument, or other financial document, received as Escrowed funds by Escrow Agent under this Escrow Agreement.

            (c) It is expressly agreed that this Escrow Agreement is for the sole benefit of the parties hereto and shall not be construed or deemed to be made for the benefit of any other parties.

            (d) This Escrow Agreement and the obligations of the parties hereunder shall be interpreted, construed and enforced in accordance with the laws of the State of South Carolina.

            (e) Escrow Agent is not responsible for maintaining the value of any investment or providing investment counseling.

      IN WITNESS WHEREOF, the parties have executed this Escrow Agreement as of the date first above written.

                                    NEW PLAN REALTY TRUST, a
                                    Massachusetts business trust


                                    By:
                                          Name:
                                          Title:

                                    HARBOUR LANDING AP XI, L.P.
                                    a South Carolina limited partnership

                                    By:    Angeles Partner XI GP Limited
                                    Partnership, a South Carolina limited
                                    partnership, in its capacity as
                                    general partner and to confirm its
                                    primary, joint and several liability

                                    By:   Angeles Realty Corporation II, a
                                          California corporation, in it's
                                          capacity as general partner and to
                                          confirm its primary, joint and
                                          several liability

                                          By:/s/Robert D. Long, Jr.
                                                Name: Robert D. Long, Jr.
                                                Title: Chief Accounting
                                                Officer and Controller

                                    COSTAL ABSTRACT SERVICE, INC.

                                    By:
                                          Name:
                                          Title: